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                    [Letterhead of Deloitte Touche Tohmatsu]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Bay Heart Ltd, we hereby consent to the incorporation of our report dated February 14, 2000, included in Form 10-K of Ampal-American Israel Corporation for the year ended December 31, 1999 (relating to the financial statements of Bay Heart Ltd. not included herein), into Ampal-American Israel Corporation's previously filed Registration Statements file No. 33-51023 and No. 33-55137.


/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants

March 27, 2000